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                                                                   EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in amendment number 1 of the registration statement on Form S-4 of MSX International, Inc. for the registration of $100,000,000 of MSX International, Inc. 11 3/8% Senior Subordinated Notes due 2008 of our report dated March 4, 1998 on our audits of the consolidated carve-out financial statements of Geometric Results Incorporated-Service for the years ended December 31, 1995 and 1996 and, for the eight-month period ended August 31, 1997. We also consent to the reference to our firm under the caption "Experts".



Coopers & Lybrand L.L.P.

Detroit, Michigan
May 29, 1998